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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

                 Cree Lighting Company, a California corporation
                   UltraRF, Inc., a North Carolina corporation
              Cree Technologies, Inc., a North Carolina corporation
        Cree Employee Services Corporation, a North Carolina corporation
               CI Holdings, Limited, a North Carolina corporation
             Cree Funding, LLC, a Delaware limited liability company
                 Cree Research FSC, Inc., a Barbados corporation
              Cree Asia-Pacific, Inc., a North Carolina corporation